BYLAWS
                                      OF

                       SED INTERNATIONAL HOLDINGS, INC.

                                   ARTICLE I

                                 SHAREHOLDERS

      SECTION 1.1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting.

      To be properly brought before the meeting, business must be brought (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the procedures set forth in this Section 1.1; provided, in each case, that such business proposed to be conducted is, under the law, an appropriate subject for shareholder action.

      For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation not fewer than 120 calendar days prior to the first anniversary of the date that the corporation's proxy statement (or, in the event the stockholders of SED International Holdings, Inc., a Delaware corporation (the "Predecessor Corporation") approve the merger of the Predecessor Corporation with and into the corporation at the 1998 Annual Meeting of Stockholders of the Predecessor Corporation, then the Predecessor Corporation's proxy statement) was released to shareholders in connection with the preceding year's annual meeting of shareholders. However, if no annual meeting of shareholders of either the corporation or the Predecessor Corporation, as the case may be, were held in the previous year or if the date of the annual meeting of shareholders of such corporation has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement of such corporation, the notice shall be received by the Secretary at the principal executive offices of the corporation no later than the later of (i) 150 days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting.

      Such shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the



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shareholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership;
(vi) any material interest of such shareholder in such business; (vii) a statement in support of the matter and any other information required by Securities and Exchange Commission Rule 14a-8, as may be amended; and (viii) as to each person whom the shareholder proposes to nominate for election or reelection as director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the corporation that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office).

      In addition, if the shareholder intends to solicit proxies from the shareholders of the corporation, such shareholder shall notify the corporation of this intent in accordance with Securities and Exchange Commission Rules 14a-8 and 14a-4(c)(2)(i), as such rules may be amended.

      SECTION 1.2. Special Meetings. The corporation shall hold a special meeting of shareholders on call of the board of directors or, upon delivery to the corporation's chief executive officer of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of 100% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the shareholders. Meetings of the shareholders may be held at any time without notice when all the shareholders entitled to vote thereat are present in person or by proxy.

      SECTION 1.3. Date, Time and Place of Meetings. All meetings of shareholders shall be held on such date and at such time and place, within or without the State of Georgia, as may be fixed from time to time by the board of directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the corporation.

      SECTION 1.4. Notice of Meetings. The chief executive officer or his designee shall deliver, either personally or by first-class mail, a written notice of the place, day, and time of all meetings of the shareholders not less than ten (10) nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at such meeting. Written notice is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting.



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      SECTION 1.5. Record Date. The board of directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the board of directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      SECTION 1.6. Shareholders' List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders of record who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

      SECTION 1.7. Quorum. Subject to any express provision of law or the articles of incorporation, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

      SECTION 1.8. Adjournment of Meetings. The holders of a majority of the voting shares represented at a meeting, or the chairman of the board or the president, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.


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      SECTION 1.9. Vote Required. When a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw authorized by the articles of incorporation or express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes unless the articles of incorporation so provide.

      SECTION 1.10. Voting Entitlement of Shares. Unless otherwise provided in the articles of incorporation, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his or her name on the books of the corporation as of the record date. A shareholder may vote his shares in person or by proxy. An appointment of proxy is effective when received by the President of the corporation or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

      SECTION 1.11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders who otherwise would be entitled to notice of and to vote at a meeting of shareholders on the action. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the same material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' right, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within ten (10) days after the proper taking of the corporate action without a meeting to all persons who otherwise would have been entitled to notice of and to vote at a meeting of shareholders on the action.

                                  ARTICLE II.

                              BOARD OF DIRECTORS

      SECTION 2.1. General Powers. Subject to the articles of incorporation, bylaws approved by the shareholders and any lawful agreement between the shareholders, all corporate

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powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors.

      SECTION 2.2. Number and Tenure. The initial board of directors shall be such as may be determined by the incorporator(s) unless the initial directors are named in the articles of incorporation, and thereafter the number of directors shall be such as may be determined from time to time by the shareholders or by the board of directors, but in no event shall the number be less than the minimum authorized under the laws of the State of Georgia. No decrease in the number or minimum number of directors, through amendment of the articles of incorporation or of the bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders to serve terms as provided in the articles of incorporation; provided, however, that despite the expiration of a director's term he or she shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

      SECTION 2.3. Qualifications of Directors. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Georgia or shareholders of the corporation.

      SECTION 2.4. Vacancy on the Board. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, board of directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

      SECTION 2.5. Committees. The board of directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code. Any such committee, to the extent specified by the board of directors, articles of incorporation or bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business affairs of the corporation, except that it may not (1) approve action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the board of directors or any of its committees, (3) amend the articles of incorporation, (4) adopt, amend, or repeal bylaws or (5) approve a plan of merger not requiring shareholder approval. The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830.

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      SECTION 2.6. Meetings. The board of directors shall meet
annually, without notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the board of directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by the board. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.

      Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or facsimile at least one day before the meeting unless, in case of exigency, the chairman of the board, the president or the secretary shall prescribe a shorter notice to be given personally or by telephone, facsimile, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

      SECTION 2.7. Quorum and Voting. At all meetings of the board of directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the articles of incorporation or bylaws.

      SECTION 2.8. Action Without Meeting. Unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

      SECTION 2.9. Remote Participation in a Meeting. Unless otherwise restricted by the articles of incorporation or the bylaws, any meeting of the board of directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      SECTION 2.10. Compensation of Directors. The board of directors may fix the compensation of the directors for their services as directors, including, but not limited to, fees for attendance at all meetings of the board or any committee of the board. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or any committee of the board. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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                                  ARTICLE III

                                    NOTICES

      SECTION 3.1. Notice. Whenever, under the provisions of the articles of incorporation or of these bylaws or by law, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective, unless otherwise provided herein, when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or shareholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

      SECTION 3.2. Waiver of Notice. Whenever any notice is required to be given under provisions of the articles of incorporation or of these bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of shareholders required with respect to a plan of merger or a plan of consolidation shall be effective only upon compliance with
Section 14-2-706(c) of the Georgia Business Corporation Code or successor provisions.

                                  ARTICLE IV

                                   OFFICERS

      SECTION 4.1. Titles and Election. The officers of the corporation shall be president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual shareholders' meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive


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committee, or until his earlier resignation, removal under these bylaws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of the State of Georgia.

      The board of directors, in its discretion, may also at any time elect or appoint a chairman of the board of directors, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board, if not so prescribed or determined by the board, the president or the then senior executive officer may prescribe or determine. The board of directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

      SECTION 4.2. Duties. Subject to such extension, limitations, and other provisions as the board of directors or the bylaws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

            (a) Chairman of the Board. The chairman of the board may be designated the chief executive officer of the corporation and, when present, shall preside at all meetings of the shareholders and of the board of directors, shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

            (b) President. Subject to the board of directors and the provisions of these bylaws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of theduties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the shareholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or the executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

            (c) Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the chief executive officer if the board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.


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            (d) Secretary. The secretary or in his absence an
assistant secretary shall keep the minutes of all meetings of shareholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the chief executive officer if the board does not do so.

            (e) Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the chief executive officer), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the chief executive officer if the board does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the corporation or to its order. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and together with all property of the corporation in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the chief executive officer of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the chief executive officer if the board does not do so.

      SECTION 4.3. Delegation of Authority. The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

      SECTION 4.4. Compensation. The compensation of the chairman of the board, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or a committee thereof, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

                                   ARTICLE V

                     RESIGNATIONS, VACANCIES AND REMOVALS

      SECTION 5.1. Resignations. Any director or officer may resign at any time by giving written notice thereof to the board of directors, the chief executive officer or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified,
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upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

      SECTION 5.2. Vacancies. (a) Directors. Subject to the provisions of the articles of incorporation, when the office of any director becomes vacant or unfilled, whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these bylaws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of the State of Georgia.

            (b) Officers. The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.

      SECTION 5.3. Removals. (a) Directors. Except as may otherwise be prohibited or restricted under the laws of the State of Georgia or the articles of incorporation of the corporation, the shareholders may, at any meeting called for the purpose or by consent of the shareholders in lieu of a meeting, remove any director from office, with or without cause, and may elect his successor. Except as may otherwise be prohibited or restricted under the laws of the State of Georgia, the board of directors at any meeting called for the purpose by vote of a majority of the then total authorized number of directors may remove from office for cause any director and may elect his successor, and by similar vote may remove from office without cause any director elected by the board, and may elect his successor.

            (b) Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the chief executive officer or president, the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

                                  ARTICLE VI

                                 CAPITAL STOCK

      SECTION 6.1. Share Certificates. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Georgia Business Corporation Code provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.


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      In the event that the board of directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the board of directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The board of directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the chief executive officer, president or a vice president and the secretary or an assistant secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

      SECTION 6.2. Record of Shareholders. The corporation or an agent designated by the board of directors shall maintain a record of the corporation's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

      SECTION 6.3. Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the board of directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the board of directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or that he or she give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      SECTION 6.4.  Transfers of Shares.

            (a) Transfers of shares of the capital stock of the corporation shall be made only upon the books of the corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 6.5 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

            (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      SECTION 6.5. Transfer Agents and Registrars. The board of directors may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.


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                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

      SECTION 7.1. Indemnification of Officers, Employees and Agents. The corporation may indemnify and advance expenses to an officer, in-house legal counsel, employee or agent who is not a director to the extent permitted by the articles of incorporation, the bylaws or by law.

      SECTION 7.2. Insurance. The corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him or her against the same liability under this Article.

      SECTION 7.3. Indemnification of Directors. The corporation shall indemnify directors to the full extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      SECTION 8.1. Seal. The corporation may have a seal, which shall be in such form as the board of directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the corporation, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the corporation.

      SECTION 8.2. Amendment of Bylaws. These bylaws may be amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors unless the articles of incorporation or the Georgia Business Corporation Code reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing the particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw.

      Unless the shareholders have fixed a greater quorum or voting requirement, these bylaws also may be altered, amended or repealed and new bylaws may be adopted by a majority vote of all shares voted at any annual or special meeting of the shareholders. A bylaw limiting the authority of the board of directors or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders. Except as provided in Sections 14-2-1113 and -1133 of the Georgia Business Corporation Code, a bylaw that fixes a greater quorum or voting requirement for shareholders may be adopted, amended or repealed only by the shareholders. A bylaw that fixes a greater quorum or voting requirement for the board of


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directors may be adopted only by the affirmative vote of holders of a majority of the shares entitled to be cast or by a majority of the entire board of directors.

      Notwithstanding any other provisions of the articles of incorporation or the bylaws (and notwithstanding the fact that a lesser percentage for separate class votes for certain actions may be permitted by law, by the articles of incorporation or by the bylaws), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, will be required to amend or repeal any provision of the articles of incorporation or the bylaws to the extent that such action is inconsistent with the purpose of Sections 1.1, 1.2, 1.11 and 2.8; provided, however, that the provisions of this paragraph shall not apply to amendments to the bylaws or articles of incorporation that are recommended by not less than 75% of the members of the board of directors.

      SECTION 8.3. Powers of Attorney. The board of directors or a committee of the board may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution. In the absence of any action by the board or a committee of the board, the chief executive officer or the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of shareholders' meetings and proxies for such meetings in any company in which the corporation may hold voting securities.


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